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Exhibit 21.1

Delaware Subsidiaries

Name	Jurisdiction of Incorporation or Formation
Alliance Power Marketing, Inc.	Delaware
Barbara Holdings Inc.	Delaware
Castle Gate Holding Company	Delaware
Coal Gas Recovery, LP	Delaware
Cumberland Coal Resources, LP	Delaware
Delta Mine Holding Company	Delaware
Emerald Coal Resources, LP	Delaware
Foundation American Coal Company, LLC	Delaware
Foundation Coal Development Corporation	Delaware
Foundation Coal Holding, Inc.	Delaware
Foundation Coal Resources Corporation	Delaware
Foundation Coal West, Inc.	Delaware
Foundation Energy Sales, Inc.	Delaware
Foundation Equipment Company	Delaware
Foundation Midwest Holding Company	Delaware
Foundation Royalty Company	Delaware
Foundation Wyoming Land Company	Delaware
Freeport Mining, LP	Delaware
Freeport Resources Corporation	Delaware
Laurel Creek Co., Inc.	Delaware
Maple Meadow Mining Company	Delaware
Pennsylvania Land Holdings Corporation	Delaware
Pennsylvania Services Corporation	Delaware
Plateau Mining Corporation	Delaware
River Processing Corporation	Delaware
Riverton Coal Production, Inc.	Delaware
Rockspring Development, Inc.	Delaware
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware

Non-Delaware Subsidiaries

Name	Jurisdiction of Incorporation or Formation
Energy Development Corporation	West Virginia
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Odell Processing Inc.	West Virginia
Paynter Branch Mining, Inc.	West Virginia
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Red Ash Sales Company, Inc.	West Virginia
Rivereagle Corp.	Virginia
Riverton Capital Ventures I, Limited Liability Company	West Virginia
Riverton Capital Ventures II, Limited Liability Company	West Virginia
Riverton Coal Sales, Inc.	West Virginia
Ruhrkohle Trading Corporation	West Virginia
Simmons Fork Mining, Inc.	West Virginia
Southern Resources, Inc.	West Virginia

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Exhibit 21.1